Exhibit 10.2

TRANSMONTAIGNE INC.

EQUITY INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

THIS RESTRICTED STOCK AGREEMENT (the “Agreement”) is made and entered into dated as of March 31, 2006 (the “Effective Date”), is between TRANSMONTAIGNE INC., a Delaware corporation (the “Company”), and «First_Name» «MI»«Last_Name» (the “Grantee”).

1.                                      Grant of Restricted Stock.  Pursuant to the TransMontaigne Inc. Equity Incentive Plan (the “Plan”), the Company hereby grants to the Grantee «Restricted» shares (the “Shares”) of the Company’s common stock (the “Restricted Stock”), effective as of the Effective Date.

2.                                      Restrictions.  The Grantee shall not sell, assign, transfer by gift or otherwise, pledge, hypothecate, or otherwise dispose of, by operation of law or otherwise, any of the Shares for the period commencing on the Effective Date and ending on the Expiration Date, except as otherwise provided in Section 3(c) or as otherwise permitted by this Agreement or the terms of the Plan.

3.                                      Vesting; Lapse of Restrictions.

(a)                                  General.  Except as otherwise provided in this Agreement, the Restricted Stock shall vest and the restrictions shall lapse according to the following schedule:

Number of Years of Continuous	Vested	Total Vested
Employment Since the Effective Date	Increment	Percentage

One Year	25%	25%
Two Years	25%	50%
Three Years	25%	75%
Four Years	25%	100%

The Restricted Stock shall be fully vested and this Agreement shall terminate on March 31, 2010 (the “Expiration Date”). Shares that have become vested and as to which the restrictions have lapsed shall be referred to as Vested Shares; Shares that have not become vested and as to which the restrictions have not lapsed shall be referred to as Unvested Shares.

(b)                                  Vesting on Change in Control.  Prior to the Expiration Date, the Restricted Stock shall vest, the restrictions contained in Section 2 shall lapse and this Agreement shall terminate as to all of the Shares that have not previously become Vested Shares upon a “change in control” of the Company (as defined in the Plan).

(c)                                  Transfer Upon Lapse of Restrictions.  After the restrictions have lapsed, the Grantee may sell, assign, transfer by gift or otherwise, hypothecate, or otherwise dispose of, by operation of law or otherwise, any of the Vested Shares at the Grantee’s discretion, except that the Grantee agrees that he shall not make any sale or transfer of the Vested Shares that would conflict with or violate any of the provisions of the Securities Act of 1933 or any applicable state securities laws.

4.                                      Termination of Services.

(a)                                  Death, Disability, Retirement.  If the Grantee ceases performing services for the Company on account of death, disability (determined under the Plan), or retirement according to the Company’s established retirement policy, a pro rata portion of the Shares shall be Vested Shares based on the ratio between (1) the number of full months of employment or service completed from the Effective Date to the termination date and (2) the total number of full months of employment or service required for all of the Shares to become Vested Shares. The Grantee or the Grantee’s personal representative, as the case may be, shall immediately transfer and assign to the Company, without the requirement of any consideration by the Company, all Unvested Shares.

(b)                                  Other Terminations.  If the Grantee ceases performing services for the Company for any reason other than death, disability, or retirement, the Grantee shall immediately transfer and assign to the Company, without the requirement of any consideration by the Company, all Unvested Shares.

5.                                      Delivery of Unvested Shares.  If the Grantee or the Grantee’s representative is required to transfer certain of the Shares to the Company pursuant to Section 4 hereof, the Shares shall promptly be tendered to the Company by the delivery of certificates for such Shares, duly endorsed in blank by the Grantee or the Grantee’s representative or with stock powers attached thereto duly endorsed, at the Company’s principal offices, all in form suitable for the transfer of such Shares to the Company without the payment of any consideration therefor by the Company. After the time at which any such Shares are required to be delivered to the Company for transfer to the Company, the Company shall not pay any dividend to the Grantee on account of such Shares or permit the Grantee to exercise any of the privileges or rights of a stockholder with respect to such Shares, but shall, in so far as permitted by law, treat the Company as the owner of such Shares.

6.                                      Effect of Prohibited Transfer.  If any transfer of Shares is made or attempted to be made contrary to the terms of this Agreement, the Company shall have the right to acquire for its own account, without the payment of any consideration therefor, such Shares from the owner thereof or his transferee, at any time before or after such prohibited transfer. In addition to any other legal or equitable remedies it may have, the Company may enforce its rights to specific performance to the extent permitted by law and may exercise such other equitable remedies then available to it. The Company may refuse for any purpose to recognize any transferee who receives Shares contrary to the provisions of this Agreement as a stockholder of the Company and may retain and/or recover all dividends on such Shares that were paid or payable subsequent to the date on which the prohibited transfer was made or attempted.

7.                                      Enforcement of Restrictions.

(a)                                  Legend.  All certificates representing Shares shall have affixed thereto the following legend:

“The Shares of stock represented by this Certificate are subject to all of the terms of a Restricted Stock Agreement between TransMontaigne Inc. and the registered owner of this Certificate (the “Agreement”) and to the terms of the TransMontaigne Inc. Equity Incentive Plan. Copies of the Agreement and the Plan are on file at the office of the Company. The Agreement, among other things, limits the right of the Owner to transfer the Shares represented hereby and provide in certain circumstances that all or a portion of the Shares must be returned to the Company.”

(b)                                  Custody of Certificates.  The Company may, in its sole discretion, require the Grantee to keep the certificate representing the Shares, duly endorsed, in the custody of the Company while the Shares are subject to the restrictions contained in Section 2. The Company may, in its sole discretion, require that the certificate representing the Shares, duly endorsed, be held in the custody of a third party while the Shares are subject to the restrictions contained in Section 2.

8.                                      Adjustments for Stock Splits, Stock Dividends, etc. If the Company shall at any time increase or decrease the number of its outstanding Stock or change in any way the rights and privileges of such Stock by means of the payment of a stock dividend or any other distribution upon such Stock payable in Stock, or through a stock split, subdivision, consolidation, combination, reclassification or recapitalization involving the Stock, then in relation to the Stock that is affected by one or more of the above events, the numbers, rights and privileges of all Shares subject to the provisions of this Agreement shall be increased, decreased or changed in like manner as if they had been issued and outstanding, fully paid and nonassessable at the time of such occurrence. Such additional Shares shall be subject to the restrictions and other provisions of this Agreement in the same manner and to the same extent as the Stock. All certificates representing such additional Shares of capital stock shall have affixed thereto the restrictive legends contained in Sections 7 and 9 hereof. If the Company shall at any time distribute with respect to the Stock assets or securities of persons other than the Company (other than distributions of cash or Stock), if the Company shall at any time grant to the holders of its Stock rights to subscribe pro rata for additional Shares thereof or for any other securities of the Company or of any other corporation, or if there is any other change in the number or kind of outstanding Stock or any stock or other securities into which the Stock shall be changed or for which it shall have been exchanged, and if the Company shall in its discretion determine that the event equitably requires an adjustment in the number or kind of shares subject to this Agreement or the taking of any other action by the Company, including without limitation the setting aside of any property for delivery upon the full vesting of the Shares subject to this Agreement, then such adjustments shall be made or other action taken by the Company and shall be effective for all purposes of this Agreement. Notwithstanding the foregoing provisions of this Section 8, the Grantee shall have the right to receive all amounts, including cash and property of any kind, distributed with respect to the Stock after the Grantee becomes the holder of record of the Shares.

9.                                      Investment Representations.  If requested by the Company, the Grantee shall provide the Company with a written representation to the effect that the Shares are being acquired solely for investment and not with a view to, or for sale in connection with, any distribution of the Shares in any manner that would violate federal or state securities laws. The Grantee acknowledges that all certificates representing Shares may have affixed thereto a restrictive legend to evidence the requirement for compliance with the Securities Act of 1933 and any applicable state securities laws. If the Shares granted pursuant to this Agreement are not issued in a registered transaction, the following additional legend shall be printed on all certificates representing such Shares:

The Shares represented by this Certificate are “restricted securities” as defined in Rule 144 under the Securities Act of 1933 and may not be sold or transferred except in transactions which comply with Rule 144 or, in the opinion of counsel acceptable to the Issuer, are exempt therefrom.

10.                               Effect of Change in Financial or Tax Accounting Treatment.  Notwithstanding any other provision of this Agreement, if any changes in the financial or tax accounting rules applicable to the Shares covered by this Agreement shall occur which, in the sole judgment of the Company, may have a material adverse effect on the reported earnings, assets or liabilities of the Company, the Committee may, in its sole discretion, modify the Agreement with respect to any Shares which have not, at the time of such determination, become Vested Shares.

11.                               Withholding.  Upon the vesting of any portion of the Shares, the Grantee must make arrangements satisfactory to the Company to make payment to the Company of the amount required to be withheld under applicable federal, state and local income and other tax laws (collectively, “Withholding Taxes”). The Grantee may elect to pay such Withholding Taxes (a) in cash, (b) by selling a portion of the Vested Shares, or (c) as permitted by Section 17.2 of the Plan, by having the Company withhold from the Vested Shares a number of shares having a value equal to the amount of the minimum required Withholding Taxes, or such lesser amount as the Grantee may elect. In such case, the value of the Shares to be withheld shall be based on the Fair Market Value (as defined in the Plan) of the Shares or the date that the amount of the Withholding Taxes is determined (the “Tax Date”). Grantee must make an irrevocable election of the manner of payment of the Withholding Taxes no later than fourteen (14) calendar days prior to the Tax Date, provided that if the Grantee is an officer or director of the Company within the meaning of Section 16 of the Securities Exchange Act of 1934, the Grantee shall make the election in accordance with the requirements of said Section 16 and any applicable rules thereunder. If the Grantee has not made arrangements satisfactory to the Company to pay the Withholding Taxes, the Company shall withhold from the Vested Shares, a number of Shares having a value equal to the amount required to pay the Withholding Taxes. The value of the Shares to be withheld shall be calculated in the same manner as noted above.

12.                               Acceptance of Grant.  Grantee must accept the grant of the Shares of Restricted Stock contemplated by this Agreement by signing and returning a fully executed original of this Agreement to the Company in accordance with Section 13(b) below no later than forty-five (45) days from the Effective Date (the “Acceptance Period”). In the event the last day of the Acceptance Period should fall on a Saturday, Sunday, or Federal holiday, the last day of the Acceptance Period shall be deemed to be the following business day.

In the event a fully-executed original of this Agreement is not received by the Company prior to the expiration of the Acceptance Period, Grantee shall be deemed to have rejected the grant of the Shares of Restricted Stock referenced herein and such grant shall be deemed cancelled and null and void ab initio.

13.                               General.

(a)                                  Employment; Services. Nothing contained in this Agreement shall confer upon the Grantee any rights with respect to the continuation of his employment or services by the Company, or interfere with or restrict in any way the right of the Company (subject to the other terms of this Agreement) at any time to terminate such employment or services.

(b)                                  Notices.  All notices and other communications hereunder shall be in writing. Any notice or other communication hereunder shall be deemed duly given three business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

(i)                                     If intended for the Grantee, to the Grantee’s home address as listed in the records of the Company.

(ii)                                  If intended for the Company, to the address of the principal business office of the Company, at 1670 Broadway, Suite 3100, Denver, Colorado 80202, Attention:  Stock Plan Administrator.

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the addresses set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

(c)                                  Entire Agreement; Amendments.  This document sets forth the entire agreement between the parties. Except as provided in Section 10, no provision of this Agreement may be altered, amended, or revoked except by an instrument signed by the Grantee and the Company. This Agreement shall be governed by the terms of the Plan. To the extent that there is any inconsistency between the terms of the Plan and this Agreement, the terms of this Agreement shall control.

(d)                                  Binding Effect.  This Agreement shall extend to and be binding upon and shall inure to the benefit of the heirs, personal representatives, and successors of the parties.

(e)                                  Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which together shall constitute but one and the same instrument.

14.                               Governing Law.  This Agreement shall be governed by and construed in accordance with the domestic laws of the state of Colorado without giving effect to any choice or conflict of law provision or rule (whether of such state or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than such state.

IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as set forth above.

TRANSMONTAIGNE INC.		GRANTEE

By:
	Donald H. Anderson, President	«First_Name» «MI» «Last_Name»